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                                 EXHIBIT 99.1
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MUTUAL RISK MANAGEMENT STATEMENT ON THE WORLD TRADE CENTER TRAGEDY - NO ADVERSE
                              IMPACT ON EARNINGS



CONTACT:
Robert Mulderig, Chairman & CEO
Andrew Cook, Senior Vice President & CFO
(800) 772-0849   or  (441) 295-5688


Hamilton, Bermuda, September 17th, 2001

"All of us at Mutual Risk Management are shocked and saddened by the unparalleled tragedy that took place in the United States on Tuesday. Our thoughts and prayers go out to all the families and friends of the victims," said Robert A. Mulderig, Chairman and CEO.

Based on a preliminary analysis of its exposure, Mutual Risk does not expect any material adverse impact on earnings from Tuesday's events. Mr. Mulderig stated:
"As a large commercial insurer in the United States, we will pay claims related to the World Trade Center tragedy in both our Corporate Risk Management and Specialty Insurance business segments. These claims will arise from workers' compensation coverage, limited business interruption coverage, as well as a participation on an aviation policy that provided liability coverage to one of the airlines involved. However, we expect that these claims will be fully covered by reinsurance provided by a combination of our Insurance Profit Center "rent-a-captive" operations and the commercial reinsurance market."

Mutual Risk Management Ltd. provides risk management services to clients in the United States, Canada and Europe seeking alternatives to traditional commercial insurance for certain of their risk exposures, as well as financial services to offshore mutual funds and other companies. Mutual Risk Management Ltd. (MM) Common Shares are listed on the New York and Bermuda stock exchanges.

This press release contains forward-looking statements which involve inherent risks and uncertainties. Statements that are not historical facts, including statements about MRM's beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the timely and full recoverability of reinsurance placed by Mutual Risk with third parties; (b) adverse developments in the world's insurance, reinsurance and financial markets; and (c) the other factors set forth in Mutual Risk's most recent report on Form 10-K and Mutual Risk's other
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documents on file with the Securities and Exchange Commission. Mutual Risk undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.


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